Powering Growth, Delivering Value EEI Financial Conference | November 8 - 10, 2015 POWERING GROWTH DELIVERING VALUE

Powering Growth, Delivering Value2 FORWARD LOOKING STATEMENTS AND NON-GAAP FINANCIAL MEASURES This presentation contains forward-looking statements based on current expectations, including statements regarding our earnings guidance and financial outlook and goals. These forward-looking statements are often identified by words such as “estimate,” “predict,” “may,” “believe,” “plan,” “expect,” “require,” “intend,” “assume” and similar words. Because actual results may differ materially from expectations, we caution you not to place undue reliance on these statements. A number of factors could cause future results to differ materially from historical results, or from outcomes currently expected or sought by Pinnacle West or APS. These factors include, but are not limited to: our ability to manage capital expenditures and operations and maintenance costs while maintaining high reliability and customer service levels; variations in demand for electricity, including those due to weather, the general economy, customer and sales growth (or decline), and the effects of energy conservation measures and distributed generation; power plant and transmission system performance and outages; competition in retail and wholesale power markets; regulatory and judicial decisions, developments and proceedings; new legislation or regulation, including those relating to environmental requirements, nuclear plant operations and potential deregulation of retail electric markets; fuel and water supply availability; our ability to achieve timely and adequate rate recovery of our costs, including returns on debt and equity capital; our ability to meet renewable energy and energy efficiency mandates and recover related costs; risks inherent in the operation of nuclear facilities, including spent fuel disposal uncertainty; current and future economic conditions in Arizona, particularly in real estate markets; the development of new technologies which may affect electric sales or delivery; the cost of debt and equity capital and the ability to access capital markets when required; environmental and other concerns surrounding coal-fired generation; volatile fuel and purchased power costs; the investment performance of the assets of our nuclear decommissioning trust, pension, and other postretirement benefit plans and the resulting impact on future funding requirements; the liquidity of wholesale power markets and the use of derivative contracts in our business; potential shortfalls in insurance coverage; new accounting requirements or new interpretations of existing requirements; generation, transmission and distribution facility and system conditions and operating costs; the ability to meet the anticipated future need for additional generation and associated transmission facilities in our region; the willingness or ability of our counterparties, power plant participants and power plant land owners to meet contractual or other obligations or extend the rights for continued power plant operations; and restrictions on dividends or other provisions in our credit agreements and ACC orders. These and other factors are discussed in Risk Factors described in Part I, Item 1A of the Pinnacle West/APS Annual Report on Form 10-K for the fiscal year ended December 31, 2014, and in Part II, Item 1A of the Pinnacle West/APS Quarterly Report on Form 10-Q for the quarter ended September 30, 2015, which you should review carefully before placing any reliance on our financial statements, disclosures or earnings outlook. Neither Pinnacle West nor APS assumes any obligation to update these statements, even if our internal estimates change, except as required by law. In this presentation, references to net income and earnings per share (EPS) refer to amounts attributable to common shareholders. We present “gross margin” per diluted share of common stock. Gross margin refers to operating revenues less fuel and purchased power expenses. Gross margin is a “non-GAAP financial measure,” as defined in accordance with SEC rules. The appendix contains a reconciliation of this non-GAAP financial measure to the referenced revenue and expense line items on our Consolidated Statements of Income, which are the most directly comparable financial measures calculated and presented in accordance with generally accepted accounting principles in the United States of America (GAAP). We view gross margin as an important performance measure of the core profitability of our operations. We refer to “on-going earnings” in this presentation, which is also a non-GAAP financial measure. We believe on-going earnings and the information provided in the reconciliation provide investors with useful indicators of our results that are comparable among periods because they exclude the effects of unusual items that may occur on an irregular basis. Investors should note that these non-GAAP financial measures may involve judgments by management, including whether an item is classified as an unusual item. These measures are key components of our internal financial reporting and are used by our management in analyzing the operations of our business. We believe that investors benefit from having access to the same financial measures that management uses.

Powering Growth, Delivering Value3 PINNACLE WEST: WHO WE ARE We are a vertically integrated, regulated electric utility in the growing southwest U.S. Pinnacle West (NYSE: PNW) - Market Capitalization*: $7.1 billion - Enterprise Value*: $10.8 billion - Consolidated Assets: $14.9 billion - Indicated Annual Dividend*: $2.50 - Dividend Yield*: 3.9% Principal subsidiary: - Arizona Public Service Company, Arizona’s largest and longest-serving electric utility Customers: 1.2 million (89% residential) 2015 Peak Demand: 7,031 MW - All time high of 7,236 in July 2006 Generation Capacity: About 6,200 MW of owned or leased capacity (~9,100 MW with long-term contracts) - Including 29.1% interest in Palo Verde Nuclear Generating Station, the largest in the U.S. - Regulated utility provides stable, regulated earnings and cash flow base for Pinnacle West * As of October 30, 2015

Powering Growth, Delivering Value4 • Consolidated earned ROE more than 9.5% (weather-normalized) through 2016 • Annual dividend growth target of 5%, subject to declaration at Board of Director’s discretion • Strong credit ratings and balance sheet • Rate base growth of 6-7% (2014-2018); investing in a portfolio that is flexible, responsive, reliable and cost-effective Financial Strength • Arizona’s long-term growth fundamentals remain largely intact, including population growth, job growth and economic development Leverage to Economic Growth • Top quartile ratings in Customer Satisfaction, Reliability and Safety • APS operates the Palo Verde Nuclear Generating Station, the largest nuclear plant in the United States • Disciplined cost management Operational Excellence VALUE PROPOSITION • At the forefront of utilities studying and deploying advanced infrastructure to enable reliable and cost-efficient integration of emerging technologies into the grid and with customers Modern Grid • Working with Arizona Corporation Commission and key stakeholders to modernize rates Proactively Addressing Rate Design We are executing on our financial and operational objectives … … while also advocating to ensure Pinnacle West and Arizona have a sustainable energy future

Powering Growth, Delivering Value5 RATE BASE APS’s revenues come from a regulated retail rate base and meaningful transmission business $6.0 $6.2 $7.6 $1.3 $1.5 $1.8 2014 2015 2016 2017 2018 APS Rate Base Growth Year-End ACC FERC $7.0 Billion Total Rate Base Projected Most Recent Rate Decisions ACC FERC Rate Effective Date 7/1/2012 6/1/2015 Test Year Ended 12/31/2010* 12/31/2014 Rate Base $5.7B $1.3B Equity Layer 54% 58% Allowed ROE 10.00% 10.75% *Adjusted to include post test-year plant in service through 3/31/2012 83% 17% Generation & Distribution Transmission Rate base $ in billions, rounded

Powering Growth, Delivering Value6 $289 $259 $230 $250 $66 $77 $258 $24 $47 $234 $198 $63 $66 $13 $1 $192 $193 $125 $180 $242 $336 $347 $317 $73 $89 $85 $81 2014 2015 2016 2017 CAPITAL EXPENDITURES 70% of capital expenditures are recovered through rate adjustors (30%) and depreciation cash flow (40%) ($ Millions) $883 $1,056 $1,111 Other Distribution Transmission Renewable Generation Environmental Traditional Generation Projected $1,285 The table does not include capital expenditures related to El Paso's 7% interest in Four Corners Units 4 and 5 of $3 million in 2015, $27 million in 2016 and $20 million in 2017. 2015 – 2017 as disclosed in Third Quarter 2015 Form 10-Q. New Gas Generation

Powering Growth, Delivering Value7 RESOURCE PLANNING ACC adopted revised IRP filing schedule; final IRP due April 2017 to allow time to consider impacts of Clean Power Plan 0 2,000 4,000 6,000 8,000 10,000 12,000 14,000 2015 2018 2021 2024 2027 Existing Owned Resources Existing Contracts Resource Planning Requirement Load Requirement Including Reserves MW 18.9% 35.0% 27.2% 9.8% 9.1% 18.9% 2015 Gas Coal Nuclear RE + DE EE Composition of Energy Mix by Resource* Note: RE = Renewable Energy; DE = Distributed Energy; EE = Energy Efficiency 35.0% 16.9% 18.1% 14.7% 15.3% *Data shown is based on the Integrated Resource Plan Supplement filed September 17, 2014. 2029

Powering Growth, Delivering Value8 Construction, healthcare, tourism, financial activities, business services, and consumer services adding jobs at a rate above 3% ECONOMIC INDICATORS Arizona and Metro Phoenix remain attractive places to live and do business Phoenix ranked 1st in tech industry job growth over last 2 years (tied with San Francisco) - CBRE September 2015 Phoenix ranked 6th for commercial real estate investment (3rd excluding Texas cities) - Situs RERC, August 2015 Phoenix tops West and Mountain regions for economic development projects, beats San Francisco and Seattle - Site Selection magazine, March 2015 Single Family & Multifamily Housing Permits Maricopa County Job Growth (Total Nonfarm) – Metro Phoenix (10.0)% (5.0)% 0.0% 5.0% 10.0% '05 '06 '07 '08 '09 '10 '11 '12 '13 '14 '15 Metro Phoenix U.S. YoY Change E 0 10,000 20,000 30,000 40,000 '07 '08 '09 '10 '11 '12 '13 '14 '15 Single Family Multifamily Q3

Powering Growth, Delivering Value9 THE GRID IS EVOLVING – INCREASINGLY DYNAMIC AND COMPLEX Drivers for Change – Traditional grid built for one-way flow – Technology advancements (storage, home energy management) – Changing customer needs and demands – Proliferation of distributed solar energy, which does not align with peak The Modern Grid – New technologies to enable two-way flow – Proactive vs. reactive operations and maintenance – Modern rate structure – New ways to interact with customer – Mobility for our field personnel – Smarter, more flexible real- time system operations – Support consumer products and services – Addresses cybersecurity APS Laying Foundation for the Future – Solar R&D initiatives • Solar Partner Program • Solar Innovation Study – Smart meters fully deployed – Investing in peaking capacity upgrades (Ocotillo) – Evaluating storage • Battery pilot investments • Exploring microgrids – Software upgrades for distribution operations and customer service – Ensuring our people have the relevant skill sets • Grid stability, power quality and reliability remain the core of a sustainable electrical system • APS is at the forefront of utilities designing and planning for the electric grid • Rates need to be modernized to enable advanced technologies and to reflect the true cost of service

Powering Growth, Delivering Value10 SOLAR PARTNER PROGRAM Learning how to efficiently enable the integration of rooftop solar and battery storage with our grid • Overview – Installing 10 MW of APS-owned residential PV systems on 1,500 homes – Advanced controllable inverters that can vary power output depending on grid conditions – Includes 4 MW of grid-tied battery storage on 2 of the participating feeders – Collect and analyze real time data on energy production, energy usage, power regulation capabilities and curtailment options – Participating customers receive monthly bill credits through 20-year life • Benefits − Study system benefits (i.e. strategic deployment orientation, advanced inverters, etc.) − Provides support for advanced rate structure − Provides an alternative for customers who cannot afford solar or do not want a lease • Expected timeline – Installations through Q1 2016 – Technology evaluation in 2016/2017

Powering Growth, Delivering Value11 SOLAR INNOVATION STUDY Examining the integration of behind the meter advanced technologies with demand-based rates • Overview – Installing APS-owned residential PV systems on 75 homes with various configurations of battery storage, energy efficiency, demand controls and smart thermostats connected to a cloud based energy management system • Benefits – Identify effective technology packages that can shift load and minimize grid challenges – Gain insight into customer behavior and preferences in use of ‘next generation’ demand control and load shifting technologies – Identify strategies to support sustainable growth of renewable resources – Inform rate design in development of modernized demand based residential rates • Expected timeline – Design and installation in 2016 – 5-year study

Powering Growth, Delivering Value12 ADVANCED METERING INFRASTRUCTURE (AMI 2.0) • Overview – APS began deploying advanced “smart” meters in 2006, reaching full deployment with 1.2 million meters in 2014 – In 2015, APS started replacing 140,000 end-of-life meters with advanced meters • Benefits – Building a more interoperable advanced metering infrastructure – New network with ability to support Smart Grid and Distribution Automation devices – Improves outage and restoration communications with customers – Provides support for advanced rate structure – More than 1.7 million AMI avoided field orders since 2011 • Expected timeline – Q1 2015 – Q2 2016

Powering Growth, Delivering Value13 OCOTILLO POWER PLANT (TEMPE, AZ) • Overview – Maintains system reliability through retirement of aging steam units – Replacement units more efficient and meet need for fast-ramping capability • Benefits – Aids integration of renewables • Estimated cost: $500M • Expected timeline – Early 2016: Start of construction – 2019: Project completion Site Capacity (MW) Current Future (2) Westinghouse 110 MW steam units - constructed 1960 220 Retire (2) Westinghouse 55 MW combustion turbines - constructed 1972/73 110 110 Install 5 GE 102 MW combustion turbines 0 510 Total 330 620 Net site capacity increased by 290 MW Existing New

RATE DESIGN MODERNIZATION

Rate Changes Needed to Align Fixed Costs and Revenues

Costs – APS Residential Classes (2010)


Variable Costs 31%
Fixed Costs 69%

Revenue – APS Residential Classes (2010)


Fixed Charge Revenue 10%
Variable Charge Revenue 90%

Components of Modern Rates

- **Demand Rate**
  - Charge for maximum kW draw in any hour of the month; appropriate for recovering fixed costs that vary with the customer's max load (versus kWh)
  - Provides customer option to save using solar, battery, Energy Efficiency, or other technologies
  - APS has 117,000 residential customers (11%) on a demand rate
- **Fixed Charge**
  - Charge that does not vary with peak or energy use
  - APS currently has basic service charge to cover metering, billing, etc. as well as the LFCR-DG charge for solar customers, effective January 1, 2014
- **Energy (kWh) Rate**
  - Rate that recovers costs through a kWh rate, regardless of how the costs are incurred, examples are Time of Use (TOU) and inclining block
  - TOU Rate:
    - Customer energy price varies by the time of the day; on-peak hours in current rates not aligned with system peak
    - APS has high TOU adoption with over 50% of residential customers on a TOU rate; however retail rates should be more aligned with production costs

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APS COST OF SERVICE ANALYSIS

Results show customers with solar do not pay entire cost to serve

- Cost of Service study shows specific costs incurred to deliver electric service to customers
- Study credits solar customers the measurable costs that APS avoids, primarily reduced fuel

Cost of Service for a Typical Solar Customer


$36
Costs Saved Due to Solar
$67
Costs Unpaid Each Month
$51
Contributions to Costs by Average Solar Customer
$118
How much it costs to serve a typical solar customer after solar cost savings

Percent of Cost to Serve


116%
Total business customers
87%
Total residential customers
36%
Typical residential solar customers

Note: Study is based on financial and load information from 2014, the most recent full year available.

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Powering Growth, Delivering Value16 APS RATE DESIGN: A SOLID FOUNDATION TO BUILD ON Over 50% of APS residential customers are already on time-of-use rates, including 11% on demand rates 0% 25% 50% 75% 100% Standard TOU - Energy TOU - Demand APS residential customer base has grown from 400,000 in early 1980’s to over one million today

KEY DATES FOR RATE DESIGN

Early 1980's

- Residential demand rates started due to central air conditioning load (currently about 10% of customers have a rate with a demand charge)
- Time of Use rates initiated - Nearly half of our residential customers are on TOU rates

2013

- Net metering Technical Workshops and July 2013 Renewable Energy Standard Annual filing, which laid the groundwork for the November decision
- Nov. 2013: ACC decision on net metering; recognized cost shift and implemented $0.70 per watt charge effective January 1, 2014

2014

- Aug. 2014: ACC voted to lift rate case filing requirement in 2015

2015

- Apr. 2015: Grid Access Charge filing request with ACC to increase charge for future solar customers to $3.00 per kW from $0.70 per kW, per month
- May 2015: Launched home rate study to understand technology interfaces and demand rate implications
- Oct. 2015: ACC votes to move forward with a generic cost of service and value of solar hearing process

2015-2016+

- Rate design discussions and rate case application filing

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Powering Growth, Delivering Value18 • Total Capacity: 4,000 MW (3 units) – APS operated – APS share: 1,146 MW – Output: 32.3 million MWh in 2014 – Approximately 2,800 employees • Fukushima-related impacts – Total Fukushima-related costs are approximately $131 million (APS share is 29.1%), through 2016 – National Strategic Alliance for FLEX Emergency Response (SAFER) Centers are located in Phoenix and Memphis, opened in 2014 PALO VERDE NUCLEAR GENERATING STATION Largest nuclear generating plant in the United States Palo Verde Phoenix Low risk of natural events at Palo Verde In Service License* Unit 1 1985 2045 Unit 2 1986 2046 Unit 3 1987 2047 * NRC approved 20-year license extensions in April 2011. Note: Each of the pressurized water reactor units has a planned refueling outage every 18 months (i.e. two total outages per year).

ENVIRONMENTAL PLAN

Regional Haze compliance is the biggest driver of environmental spend over the next few years

	Regional Haze / BART (SCR)	Mercury and Other Hazardous Air Pollutants (ACI + Baghouse)	Coal Combustion Residuals	Cooling Water Intake Structures – CWA 316(b)
EPA Ruling	Announced in 1999, with site-specific requirements announced more recently	MATS compliance by April 2015, with potential for one-year extension	Announced on December 19, 2014 (Subtitle D)	Announced in May 2014
Four Corners Units 4 & 5	Approximately $400M for SCRs in 2015-2018 (does not include CAPEX related to El Paso's 7% interest)	$0	APS estimates that its share of incremental costs to comply with the CCR rule for Four Corners is approximately $15 million, and its share of incremental costs for Cholla is approximately $85 million. APS expects to incur certain of these costs during 2015-2017 timeframe.	Immaterial
Cholla Unit 3	*On September 11, 2014, APS announced a proposal to close Unit 2 by April 2016 and stop burning coal at the other APS-owned units (1 and 3) by the mid-2020's. If EPA does not approve the plan, SCR for Unit 3 would cost approximately $100 million.*	$11M		$0
Navajo Plant Units 1-3	Up to ~$200M for SCRs and baghouses *On July 28, 2014, EPA issued the final BART rule incorporating the better-than-BART alternative proposed by SRP and others*	SRP, the operating agent, is evaluating compliance options	Approximately $1 million	To be determined

Clean Power Plan: On August 3, 2015, the U.S. EPA issued its final rules to reduce carbon dioxide emissions from fossil fuel-fired power plants including those on Tribal lands. APS is reviewing the rules, while working closely with other utilities, the Arizona Department of Environmental Quality, the ACC, tribal officials and other impacted stakeholders to determine how best to proceed.

Note: Dollars shown at ownership. Estimates as of September 30, 2015.
- Cholla: Unit 1 is not BART-eligible; Unit 2 retired on October 1, 2015; Unit 4 is owned by PacifiCorp.
- The MATS Rule has been remanded to the D.C. Circuit Court.
- SO_2 NAAQS and greenhouse gas-related costs will be determined based upon EPA rule makings, with no spend occurring before 2016.
- ACI = Activated Carbon Injection; NAAQS = National Ambient Air Quality Standard; SCR = Selective Catalytic Reduction control technology

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Powering Growth, Delivering Value20 Emissions • Four Corners: 2013 transaction to purchase Southern California Edison’s ownership in Units 4 and 5 and closure of units 1, 2 & 3 leads to expected reductions of emissions; particulates are expected to decline by 43%, NOx by 36%, CO2 by 30%, mercury by 61% and SO2 by 24% • Cholla Power Plant: Closure of Unit 2 as of October 1, 2015 will reduce mercury emissions by 51%, particulates by 34%, NOx by 32%, and CO2 and SO2 by 23% each. We also announced plans to work with the U.S. EPA to stop burning coal at our remaining Cholla units by the mid-2020s • Navajo Generating Station: Plan proposed by a group of stakeholders, including SRP, the operating agent, was approved by the EPA in 2014. The plan will achieve even greater NOx emission reductions than the EPA’s proposal • Participated in Carbon Disclosure Project since 2006 COAL FLEET STRATEGY APS’s proactive approach to reducing emissions leads to coal’s expected share of the energy mix being reduced to 17% 27% 18% 35% 17% 19% 35% 10% 15% 9% 15% 2015 2029 P e r c e n t o f P o r t f o l i o M W h EE/DR Renewable Energy Natural Gas Coal Nuclear Source: Data shown is based on the Integrated Resource Plan Supplement filed September 17, 2014

Powering Growth, Delivering Value21 WATER STRATEGY APS, and Palo Verde in particular, has provided national and international leadership on the use of reclaimed water for power generation Vision: To secure and maintain a sustainable and cost-effective supply of water to enable reliable energy production for APS customers Mission: To develop and implement a strategic water resource management program that will provide APS timely and reliable information to manage APS’s water resources portfolio in support of the safe and efficient generation of electricity for the long-term Water Intensity Metric: Introduced in 2014 for power provided to APS customers – includes annual goals and is reported on monthly 68% 17% 15% Reclaimed Water Groundwater Surface Water Each APS power plant has unique water strategies, developed to promote efficient and sustainable use of water • APS has identified both primary water supplies and contingencies for each plant in order to ensure reliable long-term operation, even in times of possible shortage, such as extended drought • Palo Verde is the only nuclear plant in the world that does not sit on a large body of water, instead it uses treated effluent from several area municipalities, recycling approximately 20 billion gallons of wastewater each year APS Fleet Water Use by Source Type

Powering Growth, Delivering Value22 ARIZONA CORPORATION COMMISSION AND RESIDENTIAL UTILITY CONSUMER OFFICE * Term limited - elected to four-year terms (limited to two consecutive) Bob Stump (R)* Tom Forese (R) Doug Little (R) Terms to January 2019Terms to January 2017 Susan Bitter Smith (R) Chairman Bob Burns (R) Other State Officials ACC Staff Director - Tom Broderick RUCO Director - David Tenney (R)

2015 KEY DATES

ACC Key Dates	Docket #	Q1	Q2	Q3	Q4
Key Recurring Regulatory Filings					
Lost Fixed Cost Recovery	E-01345A-11-0224	Jan 15			
Net Metering – Quarterly Installation Filings	E-01345A-13-0248	Jan 15	Apr 15	Jul 15	Oct 15
Transmission Cost Adjustor	E-01345A-11-0224		May 15		
Renewable Energy Surcharge	E-01345A-15-0241			Jul 1	
2014 Integrated Resource Plan (Biennial) and Cholla Unit 2 Retirement Proposal	E-00000V-13-0070		ACC Final Order Acknowledged Open Meeting: Apr 14-15	APS filed updated IRP Action Plan Sep 11	
Resource Planning and Procurement in 2015 and 2016	E-00000V-15-0094			ACC adopted revised IRP schedule Open Meeting: Sep 8	
Cost of Service / Value of Solar*	E-00000J-14-0023				ACC to establish hearing schedule
ACC Open Meetings	-	*ACC Open Meetings Held Monthly*			

Other Key Dockets	Docket #
Ocotillo Modernization Project	L-00000D-14-0292-00169

* On October 20, 2015, ACC dismissed Grid Access Charge Filing and closed docket (E-01345A-13-0248).

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Powering Growth, Delivering Value APPENDIX

Powering Growth, Delivering Value25 LEADERSHIP TEAM Our top executives have more than 100 combined years of creating shareholder value in the energy industry Don Brandt Chairman & Chief Executive Officer Mark Schiavoni EVP & Chief Operating Officer Jeff Guldner SVP Public Policy Randy Edington EVP & Chief Nuclear Officer Jim Hatfield EVP & Chief Financial Officer

Powering Growth, Delivering Value26 ON-GOING EPS GUIDANCE AS OF OCTOBER 30, 2015 2015 Guidance 2016 Guidance * Assumes normal weather See key factor and assumptions appendix. $3.75 - $3.95* $3.90 - $4.10* + Adjustment mechanisms, primarily Transmission Cost Adjustor (TCA) and Lost Fixed Cost Recovery (LFCR) + Modest sales growth – Higher O&M, primarily planned fossil outages Key Drivers 2015 - 2016

2015 ON-GOING EPS GUIDANCE

Key Factors & Assumptions as of October 30, 2015

	2015
Electricity gross margin* (operating revenues, net of fuel and purchased power expenses)	**$2.27 – $2.32 billion**
• Retail customer growth about 1.0-2.0%	
• Weather-normalized retail electricity sales volume about 0-1.0% to prior year taking into account effects of customer conservation, energy efficiency and distributed renewable generation initiatives	
• Assumes normal weather	
Operating and maintenance*	**$775 - $795 million**
Other operating expenses (depreciation and amortization, and taxes other than income taxes)	**$650 - $670 million**
Interest expense, net of allowance for borrowed and equity funds used during construction (Total AFUDC $45 million)	**$150 - $160 million**
Net income attributable to noncontrolling interests	**~ $20 million**
Effective tax rate	**34.5%**
Average diluted common shares outstanding	**~ 111.0 million**
On-Going EPS Guidance	***$3.75 - $3.95***

* Excludes O&M of $104 million, and offsetting revenues, associated with renewable energy and demand side management programs.

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2016 ON-GOING EPS GUIDANCE

Key Factors & Assumptions as of October 30, 2015

	2016
Electricity gross margin* (operating revenues, net of fuel and purchased power expenses)	**$2.34 – $2.39 billion**
• Retail customer growth about 1.5-2.5%	
• Weather-normalized retail electricity sales volume about 0-1.0% to prior year taking into account effects of customer conservation, energy efficiency and distributed renewable generation initiatives	
• Assumes normal weather	
Operating and maintenance*	**$825 - $845 million**
Other operating expenses (depreciation and amortization including impacts related to Palo Verde sale leaseback, and taxes other than income taxes)	**$645 - $665 million**
Interest expense, net of allowance for borrowed and equity funds used during construction (Total AFUDC $50 million)	**$155 - $165 million**
Net income attributable to noncontrolling interests	**~$20 million**
Effective tax rate	**34-35%**
Average diluted common shares outstanding	**~112.0 million**
On-Going EPS Guidance	***$3.90 - $4.10***

* Excludes O&M of $114 million, and offsetting revenues, associated with renewable energy and demand side management programs.

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Powering Growth, Delivering Value29 $754 $761 $788 $805 $150 $124 $137 $103 $104 $114 2011 2012 2013 2014 2015E 2016E PNW Consolidated RES/DSM* OPERATIONS & MAINTENANCE OUTLOOK Goal is to keep O&M per kWh flat, adjusted for planned outages *Renewable energy and demand side management expenses are offset by adjustor mechanisms. $775 - $795 ($ Millions) $825 - $845

FINANCIAL OUTLOOK

Key Factors & Assumptions as of October 30, 2015

Gross Margin – Customer Growth and Weather (2015-2017)

Assumption	Impact
Retail customer growth	• Expected to average about 2-3% annually • Modestly improving Arizona and U.S. economic conditions
Weather-normalized retail electricity sales volume growth	• About 0.5-1.5% after customer conservation and energy efficiency and distributed renewable generation initiatives

Gross Margin – Related to 2012 Retail Rate Settlement

Assumption	Impact
AZ Sun Program	• Additions to flow through RES until next base rate case • First 50 MW of AZ Sun is recovered through base rates
Lost Fixed Cost Recovery (LFCR)	• Offsets 30-40% of revenues lost due to ACC-mandated energy efficiency and distributed renewable generation initiatives
Environmental Improvement Surcharge (EIS)	• Assumed to recover up to $5 million annually of carrying costs for government-mandated environmental capital expenditures
Power Supply Adjustor (PSA)	• 100% recovery as of July 1, 2012
Transmission Cost Adjustor (TCA)	• TCA is filed each May and automatically goes into rates effective June 1 • Beginning July 1, 2012 following conclusion of the regulatory settlement, transmission revenue is accrued each month as it is earned.
Four Corners Acquisition	• Four Corners rate increase effective January 1, 2015

Potential Property Tax Deferrals (2012 retail rate settlement): Assume 60% of property tax increases relate to tax rates, therefore, will be eligible for deferrals (Deferral rates: 50% in 2013; 75% in 2014 and thereafter)

Outlook Through 2016: Goal of earning more than 9.5% Return on Equity (earned Return on Equity based on average Total Shareholder's Equity for PNW consolidated, weather-normalized)

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Powering Growth, Delivering Value31 DIVIDEND GROWTH Pinnacle West’s annual dividend is $2.50 per share; targeting ~5% annual dividend growth $2.10 $2.18 $2.27 $2.38 $2.50 2011 2012 2013 2014 2015 2016 2017 Dividend Growth Goal Indicated Annual Dividend Rate at Year-End Projected Future dividends subject to declaration at Board of Directors’ discretion.

Powering Growth, Delivering Value32 Credit Ratings • A- rating or better at S&P, Moody’s and Fitch 2015 Major Financing Activities • $250 million 5-year 2.20% APS senior unsecured notes issued in January 2015 • $300 million 10-year 3.15% APS senior unsecured notes issued in May 2015 - refinanced $300 million of 4.65% notes that matured May 15, 2015 • $250 million 30-year 4.35% APS senior unsecured notes issued in November 2015 2016 Major Financing Activities • Currently expect about $550 million of long-term debt, including issuance to refinance $250 million of debt maturing on August 1, 2016 • In addition, there will be several tax-exempt series remarketed or refinanced We are disclosing credit ratings to enhance understanding of our sources of liquidity and the effects of our ratings on our costs of funds. BALANCE SHEET STRENGTH $250 $50 $500 $250 $125 $- $100 $200 $300 $400 $500 2016 2017 2018 2019 2020 APS PNW ($Millions) Debt Maturity Schedule

Powering Growth, Delivering Value33 2010 2011 2012 2013 2014 APS FFO / Debt 23.7% 23.6% 27.7% 31.5% 26.6% FFO / Interest 3.3x 4.2x 4.8x 5.6X 5.8x Debt / Capitalization 52.6% 52.9% 50.7% 47.7% 46.3% Pinnacle West FFO / Debt 22.3% 23.0% 26.7% 29.8% 23.6% FFO / Interest 3.1x 3.8x 4.4x 4.9X 5.6x Debt / Capitalization 54.6% 54.4% 52.1% 49.1% 47.7% CREDIT RATINGS AND METRICS Key credit metrics remain strong Source: Standard & Poor’s APS Parent Corporate Credit Ratings Moody’s A2 A3 S&P A- A- Fitch A- A- Senior Unsecured Moody’s A2 - S&P A- - Fitch A - Note: Moody’s, S&P, and Fitch all rate Outlook for APS and Parent as “Stable” We are disclosing credit ratings to enhance understanding of our sources of liquidity and the effects of our ratings on our costs of funds.

Powering Growth, Delivering Value34 30.2 30.4 30.4 30.8 30.6 31.2 31.3 31.9 31.4 20 22 24 26 28 30 32 1998 2002 2006 2010 2014 OPERATIONAL EXCELLENCE 108 97 65 58 47 35 43 0 30 60 90 120 2008 2009 2010 2011 2012 2013 2014 Palo Verde Palo Verde has exceeded its own record for generation–32.3 million megawatt-hours annual production in 2014. Palo Verde is the only plant in the U.S. to exceed 30M MW annual production. Safety APS achieved another safe year in 2014. APS ranks in the top quartile of electric utility companies. 0 20 40 60 80 100 2008 2009 2010 2011 2012 2013 2014 APS Industry Top Quartile Customer Satisfaction Ranked 5th highest nationally among 54 large investor-owned electric utilities in 2014 J.D. Power residential customer survey. Lowering Outage Time Per Customer Top quartile in industry over past several years. A v e r a g e O u t a g e M i n u t e s / Y e a r M i l l i o n M e g a w a t t H o u r s 500 550 600 650 700 R a t i n g Industry Average APS 32.3

Powering Growth, Delivering Value35 • On December 30, 2013, APS and Southern California Edison (“SCE”) completed previously announced transaction whereby APS agreed to purchase SCE’s 48% interest in Units 4 and 5 of Four Corners – Final purchase price: $182 million – APS will continue to operate Four Corners and now has total interest of about 970 MW • APS filed Four Corners-specific revenue requirement on docket 11-0224 − On December 19, 2014, ACC passed the rate rider ($57.05 million), new rates effective January 1, 2015; appeal pending • APS notified EPA that the Four Corners participants selected the BART alternative requiring APS to retire Units 1-3 by January 1, 2014 and install and operate Selective Catalytic Reduction (“SCR”) control technology on Units 4-5 by July 31, 2018 – APS has obtained the environmental permit to allow the installation of the SCRs; construction expected to begin in 2016 – Estimated environmental compliance: Approximately $400 million, primarily in 2016-2017 FOUR CORNERS POWER PLANT

APS TRANSMISSION

Strategic transmission investment is essential to maintain reliability and deliver diversified resources to customers



NAVAJO
FOUR CORNERS
Flagstaff
CHOLLA
BAGDAD
Line Relocation
2017
CORONADO
MORGAN
SUN VALLEY
2016
2018
DELANEY
2016
WEST WING
MAZATZAL
2017
PINNACLE PEAK
PALO VERDE-HASSAYAMPA
LIBERTY
Phoenix
RUDD
KYRENE
REDHAWK
SUNDANCE
DESERT BASIN
2015
N.GILA
YUCCA
SAGUARO
Tucson
Legend
Planned lines
Existing lines
Solar potential area
Wind potential area

- 10-Year Transmission Plan filed January 2015 (115 kV and above)
  - 275 miles of new lines
  - Includes Hassayampa-North Gila (HANG2)
    - ~110 miles; 500kV
    - Construction started March 2013
    - In-service May 2015
- Also includes:
  - Palm Valley-TS2-Trilby Wash 230kV. In-service May 2015
  - Delaney-Palo Verde 500kV (2016)
  - Delaney-Sun Valley 500kV (2016)
  - Sun Valley-Trilby Wash 230kV (2016)
  - Morgan-Sun Valley 500kV (2018)
- Projects to deliver renewable energy approved by ACC
- Transmission investment diversifies regulatory risk
  - Constructive regulatory treatment
  - FERC formula rates and retail adjustor

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Powering Growth, Delivering Value37 BRIGHT CANYON ENERGY – TRANSMISSION GROWTH TRANSCANYON A 50/50 Joint Venture formed with BHE U.S. Transmission, subsidiary of Berkshire Hathaway Energy, to pursue transmission opportunities in the western United States BRIGHT CANYON ENERGY Pinnacle West subsidiary formed to pursue new growth opportunities WECC WECC = Western Electricity Coordinating Council

Powering Growth, Delivering Value38 • Cumulative savings from energy efficiency programs must be equivalent to 22% of annual retail sales by 2020 • Annual milestones in place to measure progress toward cumulative 2020 goal – 9.5% by 2015 – 22% by 2020 ARIZONA’S RENEWABLE RESOURCE AND ENERGY EFFICIENCY STANDARDS • Portion of retail sales to be supplied by renewable resources – 5% by 2015* – 15% by 2025 • Distributed energy component – 30% of total requirement Energy Efficiency RequirementsRenewable Energy (RES) Requirements APS on track to double 2015 requirement* APS on track to meet target * In APS’s 2009 retail rate case settlement agreement, APS committed to have 1,700 GWh of new renewable resources in service by year-end 2015 in addition to its 2008 renewable resource commitments.

RETAIL SALES IMPACT FROM ENERGY EFFICIENCY AND DISTRIBUTED GENERATION

Distributed Generation (DG) Impact

- DG makes up 0.5% or less of the negative impact to retail sales growth as shown in the chart
- Average residential rooftop solar system produces 10,000 – 12,000 KWh per year (average metro-Phoenix customer's usage is nearly 15,000 KWh)

The difference between customer growth and weather-normalized retail sales, mostly driven by EE and DG, has ranged from (1)-(2)%, in line with guidance, despite some larger quarterly variances.

2015 (thru Q3):	(0.5)%
2014:	(1.4)%
2013:	(1.8)%
2012:	(1.0)%

Annual Retail Sales Growth %


2015
2016
2017
YoY Retail Sales Before Customer Programs
Energy Efficiency & Customer Conservation
Distributed Generation

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Powering Growth, Delivering Value40 APS IS A LEADER IN SOLAR AZ Sun Projects Capacity Developer Actual COD* Paloma 17 MW First Solar Sep 2011 Cotton Center 17 MW Solon Oct 2011 Hyder Phase 1 11 MW SunEdison Oct 2011 Hyder Phase 2 5 MW SunEdison Feb 2012 Chino Valley 19 MW SunEdison Nov 2012 Yuma Foothills Phase 1 17 MW AMEC Jun 2013 Yuma Foothills Phase 2 18 MW AMEC Dec 2013 Hyder II 14 MW McCarthy Dec 2013 Gila Bend 32 MW Black & Veatch Oct 2014 Desert Star 10 MW McCarthy Sep 2015 Luke Air Force Base 10 MW McCarthy Sep 2015 Total 170 MW As of Sep 30, 2015 * Commercial Operation Date AZ Sun represents a total capital investment of $675 million, or $3,970/kW average for the 170 MW portfolio APS Solar Portfolio AZ Sun includes 4 MW of other APS owned utility scale solar; Distributed Generation (DG) includes 15 MW of APS owned PPA is primarily 250 MW Solana Concentrated Solar Facility PPA 310 MW DG 452 MW AZ Sun 174 MW

Powering Growth, Delivering Value41 • Customers with rooftop solar systems do not pay for all of the electric services they use (i.e. rooftop customers still need support from the grid 24 hours a day) • These unpaid costs are then paid, through higher rates, by non-rooftop solar customers • The issue will get bigger over time as applications and installs continue to increase NET METERING Rooftop solar customers still use the grid 24 hours a day TYPICAL GRID INTERACTION FOR ROOFTOP SOLAR

Powering Growth, Delivering Value42 OPERATIONAL CONSIDERATIONS WITH INCREASED VARIABLE GENERATION The grid provides real-time voltage and power needed to start air conditioners and other motors loads (for typical AC unit) • Steep ramp rate of backup generation • Instant variability • Voltage control at distribution level

Powering Growth, Delivering Value43 249 361 343 444 629 720 648 795 872 950 532 851 517 719 859 754 1,203 1,235 1,479 1,272 1,161 0 29 36 86 47 53 70 70 92 69 113 47 81 112 108 65 100 106 94 79 96 38 0 200 400 600 800 1,000 1,200 1,400 1,600 1,800 RESIDENTIAL PV APPLICATIONS As of September 30, 2015, nearly 36,000 residential grid-tied solar photovoltaic (PV) systems have been installed in APS’s service territory, equivalent to 255 MW. *Note: www.arizonagoessolar.org logs total residential application volume, including cancellations. Solar water heaters can also be found on the site, but are not included in the chart above. 2014 Applications* 2014 Canceled Apps 2015 Applications* 2015 Canceled Apps Jan Feb Mar Apr May Jun Jul Aug Sep Oct Nov Dec 15 19 23 44 51 57 2009 2010 2011 2012 2013 2014 Residential DG (MW) Annual Additions

REGULATORY MECHANISMS

We have achieved a more supportive regulatory structure and improvements in cost recovery timing

Mechanism	Adopted	Last Adjusted	Description
Power Supply Adjustor ("PSA")	April 2005	February 2015	• Recovers variance between actual fuel and purchased power costs and base fuel rate • Includes forward-looking, historical and transition components
Renewable Energy Surcharge ("RES")	May 2008	January 2015	• Recovers costs related to renewable initiatives • Collects projected dollars to meet RES targets • Provides incentives to customers to install distributed renewable energy
Demand-Side Management Adjustment Clause ("DSMAC")	April 2005	March 2015	• Recovers costs related to energy efficiency and DSM programs above $10 million in base rates • Provides performance incentive to APS for net benefits achieved • Provides conservation education, rebates and other incentives to participating customers
Environmental Improvement Surcharge ("EIS")	July 2007	April 2015	• Allows recovery of certain carrying costs for government-mandated environmental capital projects • Capped at $5 million annually
Transmission Cost Adjustor ("TCA")	April 2005	June 2015	• Recovers FERC-approved transmission costs related to retail customers • Resets annually as result of FERC Formula Rate process (see below)
FERC Formula Rates	2008	June 2015	• Recovers transmission costs based on historical costs per FERC Form 1 and certain projected data
Lost Fixed Cost Recovery ("LFCR")	July 2012	March 2015	• Mitigates loss of portion of fixed costs related to ACC-approved energy efficiency and distributed renewable generation programs

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GENERATION PORTFOLIO*

	Fuel/ Plant	Location	Units	Dispatch	COD	Ownership Interest[1]	Net Capacity (MW)
NUCLEAR 1,146 MW	Palo Verde	Wintersburg, AZ	1-3	Base	1986-1989	29.1%	1,146
COAL 1,932 MW	Cholla	Joseph City, AZ	1-3	Base	1962-1980	100	647[2]
	Four Corners	Farmington, NM	4, 5	Base	1969-1970	63	970
	Navajo	Page, AZ	1-3	Base	1974-1976	14	315
GAS/ OIL COMBINED CYCLE 1,871 MW	Redhawk	Arlington, AZ	1, 2	Intermediate	2002	100	984
	West Phoenix	Phoenix, AZ	1-5	Intermediate	1976-2003	100	887
GAS/ OIL STEAM TURBINES 220 MW	Ocotillo	Tempe, AZ	1, 2	Peaking	1960	100	220
GAS/ OIL COMBUSTION TURBINES 1,088 MW	Sundance	Casa Grande, AZ	1-10	Peaking	2002	100	420
	Yucca	Yuma, AZ	1-6	Peaking	1971-2008	100	243
	Saguaro	Red Rock, AZ	1-3	Peaking	1972-2002	100	189
	West Phoenix	Phoenix, AZ	1, 2	Peaking	1972-1973	100	110
	Ocotillo	Tempe, AZ	1, 2	Peaking	1972-1973	100	110
	Douglas	Douglas, AZ	1	Peaking	1972	100	16
SOLAR 169 MW	Hyder	Hyder, AZ	-	As Available	2011-2012	100	16
	Hyder II	Hyder, AZ	-	As Available	2013	100	14
	Paloma	Gila Bend, AZ	-	As Available	2011	100	17
	Cotton Center	Gila Bend, AZ	-	As Available	2011	100	17
	Chino Valley	Chino Valley, AZ	-	As Available	2012	100	19
	Yuma Foothills	Yuma, AZ	-	As Available	2013	100	35
	Distributed Energy	Multiple AZ Facilities	-	As Available	Various	100	15
	Gila Bend	Gila Bend, AZ	-	As Available	2015	100	32
	Various	Multiple AZ Facilities	-	As Available	1996-2006	100	4
	Total Generation Capacity						**6,426 MW**

* As disclosed in 2014 Form 10-K. [1] Includes leased generation plants [2] Cholla Unit 2 (260 MW) retired October 1, 2015

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PURCHASED POWER CONTRACTS*

	Fuel/ Contract	Location	Owner/ Developer	Status[1]	PPA Signed	COD	Term (Years)	Net Capacity (MW)
SOLAR 310 MW	Solana	Gila Bend, AZ	Abengoa	IO	Feb-2008	2013	30	250
	RE Ajo	Ajo, AZ	Duke Energy Gen Svcs	IO	Jan-2010	2011	25	5
	Sun E AZ 1	Prescott, AZ	SunEdison	IO	Feb-2010	2011	30	10
	Saddle Mountain	Tonopah, AZ	SunEdison	IO	Jan - 2011	2012	30	15
	Badger	Tonopah, AZ	PSEG	IO	Jan-2012	2013	30	15
	Gillespie	Maricopa County, AZ	Recurrent Energy	IO	Jan-2012	2013	30	15
WIND 289 MW	Aragonne Mesa	Santa Rosa, NM	Ingifen Asset Mgmt	IO	Dec-2005	2006	20	90
	High Lonesome	Mountainair, NM	Foresight / EME	IO	Feb-2008	2009	30	100
	Perrin Ranch Wind	Williams, AZ	NextEra Energy	IO	Jul-2010	2012	25	99
GEOTHERMAL 10 MW	Salton Sea	Imperial County, CA	Cal Energy	IO	Jan-2006	2006	23	10
BIOMASS 14 MW	Snowflake	Snowflake, AZ	Novo Power	IO	Sep-2005	2008	15	14
BIOGAS 6 MW	Glendale Landfill	Glendale, AZ	Glendale Energy LLC	IO	Jul-2008	2010	20	3
	NW Regional Landfill	Surprise, AZ	Waste Management	IO	Dec-2010	2012	20	3
INTER-UTILITY 540 MW	PacifiCorp Seasonal Power Exchange	-	PacifiCorp	IO	Sep-1990	1991	30	480
	Not Disclosed	Not Disclosed	Not Disclosed	IO	May-2009	2010	10	60
HEAT RATE OPTIONS 650 MW	Call Option	-	Not Disclosed	IO	Nov-2005	2007	8-9	500
	Call Option	-	Not Disclosed	IO	Oct-2005	2007	10	150
CONVENTIONAL TOLLING 1,074 MW	CC Tolling	Not Disclosed	Not Disclosed	IO	Mar-2006	2007	10	514
	CC Tolling	Not Disclosed	Not Disclosed	IO	Aug-2007	2010	10	560
DEMAND RESPONSE 25 MW	Demand Response	Not Disclosed	Not Disclosed	IO	Sep-2008	2010	15	25
	Total Contracted Capacity							2,918 MW

[1] UD = Under Development; UC = Under Construction; IO = In Operation   * As disclosed in 2014 Form 10-K

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Powering Growth, Delivering Value47 INVESTOR RELATIONS CONTACTS Paul J. Mountain, CFA Director, Investor Relations Telephone: (602) 250-4952 E-mail: paul.mountain@pinnaclewest.com Chalese Haraldsen Telephone: (602) 250-5643 E-mail: chalese.haraldsen@pinnaclewest.com Pinnacle West Capital Corporation P.O. Box 53999, Mail Station 9998 Phoenix, Arizona 85072-3999 Fax: (602) 250-2601 Visit us online at: www.pinnaclewest.com